                       COMMON STOCK SUBSCRIPTION AGREEMENT

This Common Stock Subscription Agreement (this "Agreement") is made and entered into by and among:

(1)        EnerStruct, Inc., a kabushiki kaisha organized under the laws of
           Japan (the "Company");

(2)        ENER1, Inc., a corporation organized under the laws of the State of
           Florida, U.S.A. ("ENER1");

           The parties hereby agree as follows:

           A.        Allotment of Common  Stock.  Pursuant to the resolution of the shareholders of the Company dated as of _________, 2003 and the resolution of the board of directors of the Company dated as of ____, 2003, the Company hereby allots 2,400 common shares of the Company (the "Shares") to ENER1 for a subcription price of Japanese Yen 240,000,000 and ENER1 hereby accepts such allotment. The Shares shall be issued by the Company to ENER1 in accordance with the following:

           1.     Corporate Name of Issuer:   EnerStruct, Inc.

           2.     Authorized Share Capital of the Company:   14,000

           3.     Total Amount of Outstanding Common Stock:  2,500
           4.     Amount of Paid-in Capital of Company:  Japanese Yen 125,000,000

           5.     Stock Options Issued to Directors and/or Employees:  None

           6.        Items Concerning this Round of Issuance of New Common Stock by the Company

                     6.1    Amount of Common Stock to be Issued to ENER1: 2,400

                     6.2    Common Stock Issuance Price: Japanese Yen 240,000,000

                     6.3    Amount to be paid by ENER1 per share of Common Stock:
                            Japanese Yen 100,000

                     6.4    Amount that will not be Incorporated into the
                            Company's Capital Amount:  Japanese Yen 120,000,000.

                     6.5    Transfer Restrictions on the Company's Stock:

                            In order to tranfer the shares of the Company, such
                            transfer must be approved by the Company's board of
                            directors.

                     6.6    The Bank which will be Handling the Subscription
                            Requests and Deposit of Payment for the Shares:

                            Mizuho Bank, Gaienmae Branch
                            2-5-1 Kita-Aoyama, Minato-ku,Tokyo 107-8077 Japan

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           B.        Consent of Parties.  The Company and ENER1 acknowledge and agree that Shares shall be issued in accordance with the above outline.

           C.        Miscellaneous.  Any issues which is not expressly
stipulated in this Agreement and any dispute regarding the interpretation of this Agreement shall be discussed and resolved by the parties in good faith.

           D.        Governing Law.  This Agreement shall be governed by the
laws of Japan.

IN WITNESS WHEREOF, this Agreement is executed as of                     , 2003.

ENER1, Inc.

By:____________________

Name: _________________

Title:___________________

EnerStruct, Inc.

By:______________________

Name: ___________________

Title:_____________________

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